CERTIFICATE NO. ______

SHARES

COMMON STOCK

COMMON STOCK

\CUSIP 08173R 104

SEE REVERSE FOR CERTAIN
DEFINITIONS

BENEFICIAL MUTUAL BANCORP, INC.
ORGANIZED UNDER THE LAWS OF THE UNITED STATES

THIS CERTIFIES THAT

is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $.01 PAR VALUE PER SHARE OF
BENEFICIAL MUTUAL BANCORP, INC.

The shares represented by this Certificate are transferable only on the stock transfer books of Beneficial Mutual Bancorp, Inc. (the “Company”) by the holder of record hereof, or by his or her duly authorized attorney or legal representative, upon the surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Charter of the Company and any amendments thereto (copies of which are on file with the Secretary of the Company), to all of which provisions the holder by acceptance hereof, assents. This Certificate is not valid until countersigned and registered by the Company’s Transfer Agent and Registrar.

The shares evidenced by this Certificate are not a deposit account and not federally insured or guaranteed by the Federal Deposit Insurance Corporation.

IN WITNESS WHEREOF, BENEFICIAL MUTUAL BANCORP, INC. has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated: ______________

[SEAL]

President and Chief Executive Officer	Secretary

The shares represented by this Certificate are subject to a limitation contained in the Company’s Charter to the effect that for a period of five (5) years from the date of the initial minority stock offering of shares of common stock of the Company in no event shall any person, other than Beneficial Savings Bank MHC, directly or indirectly, offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity securities of the Company. All shares beneficially owned by any person in excess of this 10% limitation shall not be counted as shares entitled to vote and shall be considered “excess shares” and shall not be voted by any person or counted as voting shares.

The Board of Directors of the Company is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFTS MIN ACT -	__________	custodian	__________
		Cust)		(Minor)
	under Uniform Gifts to Minors Act		____________________
(State)
TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of

survivorship and not as tenants
in common

Additional abbreviations may also be used though not in the above list.

For value received __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFICATION NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee.

__________________________________________________ shares of the common stock represented by this Certificate and do hereby irrevocably constitute and appoint ______________________________________________________________________________, attorney, to transfer the said stock on the books of the within-named bank with full power of substitution in the premises.

DATED ______________________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:

THE SIGNATURE(S) SHOULD BE
GUARANTEED BY AN ELIGIBLE GUARANTOR
INSTITUTION, (BANKS, STOCKBROKERS,
SAVINGS AND LOAN ASSOCIATIONS AND
CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM), PURSUANT TO
S.E.C. RULE 17Ad-15